EXHIBIT 99.1

CIRCOR International, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information
Introduction
On January 31, 2019, CIRCOR International, Inc. (“CIRCOR” or the “Company”) and its wholly-owned subsidiaries, CIRCOR Dovianus Holdings B.V. and CIRCOR Aerospace, Inc., completed the disposition of its Instrumentation and Sampling business (“I&S”) to Crane Co. (the “Purchaser”), pursuant to the Amended and Restated Securities Purchase Agreement dated January 31, 2020, for $172 million, in cash, subject to a working capital adjustment (the “Disposition”).
The unaudited pro forma condensed consolidated financial information has been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma condensed consolidated financial information is based on currently available information and assumptions the Company believes are reasonable. This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and neither purports to represent what the Company’s results of operations or financial position would have been had the Disposition occurred on the dates indicated, nor projects the results of operations for any future periods.
The unaudited pro forma condensed consolidated balance sheet as of September 29, 2019 and unaudited pro forma condensed consolidated statement of operations for the nine months ended September 29, 2019 are derived from and should be read in conjunction with the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2019, which was filed with the Securities and Exchange Commission (the "SEC") on November 13, 2019. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is derived from and should be read in conjunction with the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019.
The unaudited pro forma condensed consolidated balance sheet of the Company as of September 29, 2019 is presented as if the Disposition had occurred on September 29, 2019. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 29, 2019 as well as for the year ended December 31, 2018 are presented as if the Disposition had occurred on January 1, 2018, the beginning of the earliest period presented.
The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Disposition.
These pro forma financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 29, 2019

(in 000's)	As Reported	Pro Forma Adjustments (a)	Pro Forma
Cash and cash equivalents	$69,225	$—	$69,225
Accounts receivable, less allowance	141,117	(11,417)	129,700
Inventories	151,744	(14,011)	137,733
Prepaid expenses and other current assets	89,854	(743)	89,111
Asset held for sale	29,935	—	29,935
Total current assets	481,875	(26,170)	455,705
Property, plant, and equipment, net	177,936	(6,422)	171,514
Goodwill	360,304	(91,500)	268,804
Intangibles, net	392,515	—	392,515
Deferred income taxes	24,449	(5,000)	19,449
Other assets	31,052	(6,530)	24,522
Total assets	$1,468,131	$(135,622)	$1,332,509

Accounts payable	$90,293	$(5,887)	$84,406
Accrued expenses and other current liabilities	110,682	(1,236)	109,446
Accrued compensation and benefits	25,564	(1,362)	24,202
Liabilities held for sale	17,674	—	17,674
Total current liabilities	244,213	(8,485)	235,728
Long Term Debt, net	640,884	(159,000)	481,884
Deferred income taxes	26,809	(147)	26,662
Pension Liability, net	144,809	—	144,809
Other non-current liabilities	36,028	(5,966)	30,062
Total liabilities	1,092,743	(173,599)	919,144
Preferred stock	—	—	—
Common Stock	212	—	212
APIC	445,305	—	445,305
Retained earnings	97,728	37,977	135,705
Common treasury stock	(74,472)	—	(74,472)
Accumulated OCI, net of tax	(93,385)	—	(93,385)
Total stockholders' equity	375,388	(23,444)	413,365
Total liabilities and stockholders' equity	$1,468,131	$(135,622)	$1,332,509

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE-MONTHS ENDED SEPTEMBER 29, 2019

(in '000s, except EPS)	As Reported	Pro Forma Adjustments (b)	Pro Forma
Net revenues	$721,675	$(60,023)	$661,652
Cost of revenues	490,870	(41,429)	449,441
Gross Profit	230,805	(18,594)	212,211
Selling, general and administrative expenses	190,227	(7,958)	182,269
Impairment charges	—	—	—
Special and restructuring charges, net	19,893	(74)	19,819
Operating Income	20,685	(10,562)	10,123
Interest expense, net	37,846	(6,559)	31,287
Other (income), net	(2,755)	(91)	(2,846)
Loss from continuing operations before income taxes	(14,406)	(3,912)	(18,318)
Provision for income taxes	13,513	(809)	12,704
Loss from continuing operations, net of tax	(27,919)	(3,103)	(31,022)
Loss from discontinued operations, net of tax	(107,572)	—	(107,572)
Net Loss	$(135,491)	$(3,103)	$(138,594)

Basic loss per common share:
Basic from continuing operations	$(1.40)		$(1.56)
Basic from discontinued operations	$(5.41)		$(5.41)
Net Loss	$(6.81)		$(6.97)

Diluted loss per common share:
Diluted from continuing operations	$(1.40)		$(1.56)
Diluted from discontinued operations	$(5.41)		$(5.41)
Net Loss	$(6.81)		$(6.97)

Weighted-average shares:
Basic	19,898	—	19,898
Diluted	19,898	—	19,898

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018

(in '000s, except EPS)	As Reported	Pro Forma Adjustments (b)	Pro Forma
Net revenues	$1,175,825	$(82,583)	$1,093,242
Cost of revenues	834,175	(56,362)	777,813
Gross Profit	341,650	(26,221)	315,429
Selling, general and administrative expenses	308,427	(11,137)	297,290
Special and restructuring charges, net	23,839	540	24,379
Operating Income	9,384	(15,624)	(6,240)
Other expense (income):
Interest expense, net	52,913	(8,745)	44,168
Other (income), net	(7,435)	(44)	(7,479)
Loss before income taxes	(36,094)	(6,835)	(42,929)
Provision for income taxes	3,290	(1,447)	1,843
Net Loss	$(39,384)	$(5,387)	$(44,771)

Basic loss per share	$(1.99)		$(2.26)
Diluted loss per share	$(1.99)		$(2.26)

Weighted-average shares:
Basic	19,834	—	19,834
Diluted	19,834	—	19,834

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

1.	Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet as of September 29, 2019 and unaudited pro forma condensed consolidated statement of operations for the nine months ended September 29, 2019 are derived from and should be read in conjunction with the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2019, which was filed with the SEC on November 13, 2019. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is derived from and should be read in conjunction with the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019.

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 29, 2019 is presented as if the Disposition had occurred on September 29, 2019. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 29, 2019 as well as for the year ended December 31, 2018, are presented as if the Disposition had occurred on January 1, 2018, the beginning of the earliest period presented.

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Disposition.

These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

2.	Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(a)
These adjustments reflect the disposition of CIRCOR’s I&S business for $172.0 million, in cash, $10.0 million of current taxes and $5.0 million of deferred taxes associated with the Disposition and $3.0 million of fees and expenses. This net cash of $159.0 million is shown as being used to repay long-term debt. The adjustment also includes derecognizing disposed assets and liabilities of the I&S business including $91.5 million of goodwill allocated to the I&S business. The adjustment to retained earnings reflects an estimated $38.0 million after-tax gain on the Disposition.

(b)
These adjustments reflect the elimination of revenues and expenses associated with the I&S business. In addition, the adjustments reflect a reduction of interest expense (net of a tax) as the net proceeds are anticipated to be used to repay long-term debt. The adjustments do not reflect the anticipated gain on sale as described in (a) above as that is considered one-time in nature and not indicative of ongoing operations.

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